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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                February 22, 2000
                        (Date of earliest event reported)

                                 SPACEDEV, INC.
             (Exact Name of Registrant as Specified in its Charter)


       Colorado             000-28947              84-1374613
    (State or Other        (Commission            (IRS Employer
    Jurisdiction of       File Number)           Identification
    Incorporation)                                   Number)


                       13855 Stowe Drive, Poway, CA 92064
               (Address of Principal Offices, including zip code)


                                 (858) 375-2000
              (Registrant's telephone number, including area code)





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Item 6.     Resignation of Registrant's Directors

         On January 16, 2000, the Board elected Stanley W. Dubyn as an interim director to the Registrant's Board of Directors beginning February 4, 2000. Mr. Dubyn will also act as President and Chief Operating Officer of the Registrant beginning on March 4, 2000. Phillip E. Smith resigned as Chief Operating Officer for Registrant pursuant to a Separation and Release Agreement from his employment agreement with the Registrant's California subsidiary, Integrated Space Systems, Inc. ("ISS") on February 5, 2000.

         The Registrant's Board of Directors currently consists of Charles H. Lloyd, Wesley T. Huntress, James W. Benson and Stanley W. Dubyn. Following are brief descriptions of the background and qualifications of each of the current directors.

         CHARLES H. LLOYD, age 49, has been retained as the Registrant's Chief Financial Officer following resignation of that position by Thomas W. Brown on November 3, 1999. Mr. Lloyd has also been named the CEO of the Company's ISS subsidiary. Mr. Lloyd was formerly the CEO and President of International Launch Services (ILS), a joint venture of Lockheed Martin Corporation, Khrunichev State Research and Production Space Center and RSC Energia. During his tenure at ILS, he was responsible for the development, expansion, and ongoing operation of the joint venture. Lloyd aggressively marketed product lines globally, not only by overcoming cultural barriers, but also by structuring the organization to support multiple product and management requirements. He is credited with developing strategic international relationships between the United States and Russia, and with setting the industry standard for strict controls in the transfer of technology. Lloyd and his team at ILS generated over a billion dollars in new contracts and developed competitive markets in Asia, Europe, and North America, all of which have provided increased revenues. Mr. Lloyd has close to 20 years of senior management experience in high technology, international service and manufacturing environments, with most of that time in positions focused on operations management, marketing and finance and administration. Prior to his employment with Lockheed and ILS, Mr. Lloyd held several management positions at General Dynamics (GD). He was Vice President and Managing Director, and responsible for the management and operations of General Dynamics Commercial Launch Services. Prior to that, he was Vice President of Finance and Controller of GD Space Systems, and Vice President of Finance and Administration of GD Services Company. Mr. Lloyd began his career as a Senior Financial Planning Analyst at Ford Motor Company in 1975. Mr. Lloyd holds a Masters of Business Administration from the University of Michigan and earned his Bachelor of Arts Degree in Finance from Virginia Polytechnic Institute and State University.

         WESLEY T. HUNTRESS, age 57, was elected to the Registrant's Board of Directors as an Independent Director at the Registrant's annual shareholder meeting held June 30, 1999. Dr. Huntress is currently Director of the Geophysical Laboratory at the Carnegie Institution of Washington in Washington, DC, where he leads an interdisciplinary group of scientists in the fields of high-pressure science, astrobiology, petrology and biogeochemistry. Prior to his appointment at Carnegie, Dr. Huntress served the Nation's space program as the Associate Administrator for Space Science at NASA from October 1993 through September 1998 where he was responsible for NASA's programs in astrophysics, planetary exploration, and space physics. During his tenure, NASA space science produced numerous major discoveries, and greatly increased the launch rate of missions. These discoveries include the discovery of possible ancient microbial life in a Mars meteorite; a possible subsurface ocean on Jupiter's moon Europa;

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the finding that gamma ray bursts originate at vast distances from the Milky Way and are extraordinarily powerful; discovery of massive rivers of plasma inside the Sun; and a wealth of announcements and images from the Hubble Space Telescope, which have revolutionized astronomy as well as increased public interest in the cosmos. Dr. Huntress also served as a Director of NASA's Solar System Exploration Division from 1990 to 1993, and as special assistant to NASA's Director of the Earth Science and Applications from 1988 to 1990. Dr. Huntress came to NASA Headquarters from Caltech's Jet Propulsion Laboratory
(JPL). Dr. Huntress joined JPL as a National Research Council resident associate after receiving is B.S. in Chemistry from Brown University in 1964 and his Ph.D. in Chemical Physics from Stanford in 1968. He became a permanent research scientist at JPL in 1969. He and his JPL team gained an international reputation for their pioneering studies of chemical evolution in interstellar clouds, comets and planetary atmospheres. At JPL Dr. Huntress served as co-investigator for the ion mass spectrometer experiment in the Giotto Halley's Comet mission, and as an interdisciplinary scientist for the Upper Atmosphere Research
Satellite and Cassini missions. He also assumed a number of line and research program management assignments while at JPL, and spent a year as a visiting professor in the Department of Planetary Science and Geophysics at Caltech.

         JAMES W. BENSON, age 54, is the founder of the Registrant, and has served as its Chief Executive Officer and President since inception. Mr. Benson is also a Director of the Registrant, a position he has held since October 1997. In 1984, Mr. Benson founded Compusearch Corporation (later renamed Compusearch Software Systems), in McLean, Virginia. The company was based on use of personal computers to create full text indexes of massive government procurement regulations and to provide fast full text searches for any word or phrase; the first instance of large scale, commercial implementation of PC-based full text searching, which later grew to encompass such systems as worldwide web search engines. Seeing related opportunities in document and image management, Mr. Benson started the award-winning ImageFast Software Systems in 1989, which later merged with Compusearch. In 1995, Mr. Benson sold Compusearch and ImageFast, and retired at age fifty. After months of research, Mr. Benson started SpaceDev LLC, which was acquired by the Registrant in October 1997. Mr. Benson holds a Bachelor of Science degree in Geology from the University of Missouri. He founded the non-profit Space Development Institute and introduced the $5,000 Benson Prize for Amateur Discovery of Near Earth Objects. He is also Vice-Chairman and private sector representative on NASA's national Space Grant Review Panel and a member of the American Society of Civil Engineers subcommittee on Near Earth Object Impact Prevention and Mitigation.

         STANLEY W. DUBYN is a director of the Registrant, a position he has held since February 4, 2000, and will act as President and Chief Operating Officer for the Registrant beginning March 4, 2000. Mr. Dubyn currently acts as Senior Vice-President and Chief Operating Officer for Spectrum Astro, Inc. in Manhattan Beach, California, a position he has held since October 1990 and which he will resign prior to becoming an officer of the Registrant. In that capacity, Mr. Dubyn has been responsible for overall cost, schedule and technical management and oversight of company business activities with NASA, USAF, BMDO DARPA, Classified and government customers, and has managed over $75 million in prime contract revenue associated with spacecraft design, development, manufacturing, integration, test, launch and on-orbit operation. He is directly responsible for proposal management and winning a $1.5 billion NASA Goddard Space Flight Center contract. Mr. Dubyn has managed subcontracts and suppliers totaling over $34 million, many with new development technologies on compressed delivery schedules, and has functioned as director of new business and marketing for all classified, defense and NASA programs for Spectrum Astro. Concurrently



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with his employment for Spectrum Astro, Mr. Dubyn has acted as program manager on the following projects: New Millennium Deep Space One (October 1995-February
1997), Mars-98 Orbiter & Lander (February 1995 - October 1995), MSTI-3 (May 1994
- February 1995), MSTI-2 (November 1992 - May 1994), MSTI -1, where he also acted as Chief Systems Engineer (November 1991 - November 1992) and DSP Evolution Study (October 1991 - November 1992). Prior to going to work with Spectrum Astro, Mr. Dubyn worked for TRW Space & Technology Group from June 1982 to October 1990, where he worked on a variety of classified projects in a myriad of capacities, including Program Manager and Director of STS Training for the Defense Projects Division. From May 1978 to June 1982, Mr. Dubyn worked for Hughes Aircraft Company, Space & Communications Group in El Segundo, California as a Mission and Systems Analyst, STS Integration Engineer and Preliminary Design Engineer, and, from July 1977 to September 1997, Mr. Dubyn worked for Rockwell International, B-1 Division s a Stuctural Analyst. Mr. Dubyn received his Master of Science Degree, Aerospace Engineering in 1981, and a Bachelor of Science Degree in Aerospace Engineering in 1978 from the University of Southern California. He has been honored throughout his career with awards for recognition and achievement, including the Hughes Aircraft Co. Masters Fellowship Award in 1980 and American Institute of Aeronautics and Astronautics Judging Awards in 1986, 1987 and 1988. In 1990, Mr. Dubyn received the TRW Chairman's Award for Innovation.

A copy of the press release is attached as Exhibit 99 to this Form 8-K.

Item 5. Other Events.

         On February 5, 2000, the Registrant negotiated Separation and Release Agreements with Phillip E. Smith, Chief Operating Officer of Registrant and ISS, and Jack Rubidoux, an employee of ISS, with whom ISS had employment agreements binding these individuals to ISS and Registrant. Pursuant to the Separation and Release Agreement with Jack Rubidoux, Registrant has agreed to pay his base salary for the period from January 29, 1999 to February 11, 2000, a total of $70,000. Mr. Rubidoux has agreed to be available to the Registrant for a period of six months from the date of the agreement. Pursuant to the Separation and Release Agreement with Phillip E. Smith, Registrant has agreed to pay off a promissory note previously issued to Mr. Smith in six monthly installments, for a total of $70,000, and to pay Mr. Smith his base salary of $90,000 for the period from January 29, 1999 to February 11, 2000. Mr. Smith has agreed to make himself available for meetings, introductions, review sessions, strategy meetings and to otherwise assist Registrant and ISS for a period of six months. All other claims of Mr. Smith and Mr. Rubidoux have been released, including claims to back-salary and authorized but unissued stock options under Registrant's 1999 Employee Stock Option Plan.

Item 7. Exhibits

99. Press Release, dated February 2, 2000.


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                              SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPACEDEV, INC.


Dated: February 22, 2000            By:  /s/ James W. Benson
                                        ------------------------
                                    Name:  James W. Benson
                                    Title: President